Exhibit 1(c)

021

000823578

CERTIFICATE OF NAME CHANGE AMENDMENT

to the

DECLARATION OF TRUST

of

NUVEEN INSURED TAX-FREE ADVANTAGE MUNICIPAL FUND

The undersigned Trustees of Nuveen Insured Tax-Free Advantage Municipal Fund (the “Trust”), a Massachusetts business trust, do hereby certify that effective as of the 2nd day of January 2012 the name of the Trust changes from Nuveen Insured Tax-Free Advantage Municipal Fund to Nuveen AMT-Free Municipal Income Fund. Therefore, all references to the name of the Trust in the Declaration of Trust of the Trust are accordingly amended to reference the new name of the Trust.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, has executed this instrument as of this 9th day of December 2011.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian,	Robert P. Bremner,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider
David J. Kundert,	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Virginia L. Stringer	/s/ Terence J. Toth
Virginia L. Stringer,	Terence J. Toth,
as Trustee	as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606